Exhibit 10.25

REGISTRATION RIGHTS AGREEMENT

BETWEEN

AUDIOCODES LTD.

AND

AI TECHNOLOGIES N.V.

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REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT ("Agreement") is made and entered this 12th day of May, 2004 (the “Effective Date”) by and between AudioCodes Ltd. (company No. 52-004413-2) a company duly organized under the laws of the State of Israel with registered offices at PO Box 255, Ben Gurion Airport 70100 Israel, Israel ("AudioCodes") and AI Technologies N.V., a company duly organized under the laws of The Netherlands with offices at Strawinskylaan 3107, Amsterdam ("AT").

WITNESSETH:

WHEREAS

AT, AudioCodes, AudioCodes Inc. and Ai Logix, Inc. are parties to a Stock Purchase Agreement executed between the parties hereto, AudioCodes Inc. and Ai Logix, Inc. on the 12th day of May, 2004 (the "Purchase Agreement"); and

WHEREAS

AudioCodes, at its discretion, may be issuing to AT, and AT may be receiving, shares of AudioCodes pursuant to Section 2.3(b) of the Purchase Agreement ("AudioCodes Shares"); and

WHEREAS

the parties hereto wish to provide for the procedures for registration of the AudioCodes Shares on a public share exchange,

NOW, THEREFORE, the parties hereby agree as follows:

1.

DEFINITIONS

All capitalized terms shall have the meaning given to the term in the Purchase Agreement unless otherwise defined herein.

1.1.

 “Affiliate” of a person or entity shall mean any entity that directly or indirectly controls, is controlled by or is under common control with such person or entity.

1.2.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time and the regulations promulgated thereunder.

1.3.

“Holder” means any person owning Registrable Securities.

1.4.

 “NASDAQ” shall mean the Nasdaq National Market or, in the event that AudioCodes ordinary shares are no longer traded on the Nasdaq National Market, any other U.S. stock exchange on which AudioCodes ordinary shares are then actively listed.

1.5.

“Rule 144” shall mean Rule 144 promulgated by the SEC under the Securities Act.

1.6.

 “SEC” shall mean the U.S. Securities and Exchange Commission.

1.7.

 “Securities Act” shall mean the U.S. Securities Act of 1933, as amended from time to time and the regulations promulgated thereunder.

2.

Registration of AudioCodes Shares Issued as First Installment or Second Installment.

The following provisions shall apply mutatis mutandis to the respective registration of the AudioCodes Shares, issued, if at all, as the First Installment or the Second Installment or any part thereof (such shares collectively referred to herein as the “Registrable Securities”).

2.1.

AudioCodes shall make best commercial efforts to prepare and file or caused to be prepared and filed with the SEC as soon as practicable, a registration statement (the “Registration Statement”) on Form F-3 or another appropriate registration statement permitting registration of  the Registrable Securities under the Securities Act in order to permit or facilitate the sale and distribution of the Registrable Securities (the “Shelf”).  AudioCodes will :

2.1.1.

in the case of the Registration Statement relating to the First Installment,  use best commercial efforts to cause such Registration Statement to become effective under the Securities Act within ninety (90) days after the Closing Date and

2.1.2.

in the case of the Registration Statement relating to the Second Installment,  use best commercial efforts to cause such Registration Statement to become effective under the Securities Act within ninety (90) days after the Second Installment Date.

2.2.

Exceptions. AudioCodes shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2:

2.2.1.

During the  six (6) month period commencing with the effective date of any registration made by AudioCodes under the Securities Act;

2.2.2.

If AudioCodes delivers notice to the Holders within thirty (30) days of the Second Installment Date (as relevant), of its intent to file a registration within sixty (60) days, provided that AudioCodes is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and provided further that, if such a notice is delivered, AudioCodes will use best commercial efforts to cause the Registration Statement to be declared effective under the Securities Act within one hundred eighty days (180) days after the Second Installment Date.

2.3.

Information. AT and/or each Holder undertakes to furnish to AudioCodes in writing all the information it reasonably requires regarding AT or such Holder, its Affiliates and the distribution proposed of the Registrable Shares and as shall otherwise be required in connection with the Registration Statement.

2.4.

Expenses. AudioCodes shall pay all of its fees, costs and expenses of and incidental to the preparation of the Registration Statement and the public offering in connection therewith, including all (i) filing fees with the SEC, (ii) fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of its counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) fees and expenses incurred in connection with the listing of the Registrable Securities, (v) fees and expenses of counsel and independent public accountants for AudioCodes and (vi) the fees and expenses of any additional experts retained by AudioCodes in connection with such registration. AT (or its permitted transferee pursuant to Section 3) shall pay all of its expenses, including expenses of its counsel and any and all discounts or commissions, placement agent or broker fees and commissions and transfer taxes, if any, in connection with the sale of any of the Registrable Securities under any Registration Statement hereunder.

2.5.

Registration Procedures. In the case of any Registration Statement filed pursuant to this Agreement, AudioCodes shall, at its expense:

2.5.1.

Keep such Registration Statement effective for a period of one (1) year or until all the Registrable Securities covered by the respective Registration Statement are sold, whichever first occurs;

2.5.2.

Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement, if any, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities by such Registration Statement and make such other qualifications as are necessary to comply with applicable blue sky laws with respect to such disposition;

2.5.3.

Furnish each Holder such reasonable numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the Securities Act in order to facilitate the disposition of Registrable Securities by such Holder;

2.5.4.

Notify each Holder at any time when a prospectus relating to its Registrable Securities is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

2.5.5.

Cause all such Registrable Securities registered pursuant thereunder to be listed on each securities exchange on which securities issued by AudioCodes of the same class are then listed by AudioCodes; and

2.5.6.

Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

Following the effectiveness of a Shelf, AudioCodes may suspend at any time the availability of such Shelf and the related prospectus upon and continuing until the discontinuation of (i) the issuance by the SEC of a stop order with respect to such Shelf or the initiation of proceedings with respect to such Shelf under Section 8(d) or, if AudioCodes reasonably believes it appropriate, as a result of an examination under Section 8(e), of the Securities Act, (ii) the occurrence of any event or the existence of any fact as a result of which (a) any Shelf shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) any prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the occurrence or existence of any pending material corporate development, including without limitation any such development that may (y) interfere with or affect the negotiation or completion of any material event that is being seriously contemplated by AudioCodes (whether or not a final decision has been made to undertake such transaction at the time the right to suspend is exercised) or (z) involve initial or continuing disclosure obligations that might not be in the best interest of AudioCodes or its shareholders, that in the reasonable good faith discretion of AudioCodes, makes it appropriate to suspend the availability of any Shelf  and the related prospectus (each of (i), (ii) and (iii) above is hereinafter referred to as a “Suspension Period”); provided that the duration of a Suspension Period under subsections (ii) and (iii) shall not extend beyond thirty (30) days; and, provided further, that a Suspension Period under subsection (iii) shall not occur more than twice in any twelve-month period. Notwithstanding the foregoing, AudioCodes shall use its reasonable efforts to end any Suspension Period as promptly as practicable under the circumstances and, in the case of subsection (iii) above, as soon as, in the reasonable discretion of AudioCodes, such suspension is no longer appropriate. AudioCodes shall be obligated to notify the Holders in writing of the existence of a Suspension Period. Upon receipt of any notice from AudioCodes of a Suspension Period, the Holders shall immediately discontinue any disposition of Registrable Securities until the earlier of (1) the end of the Suspension Period, (2) such time as the Holders (i) are advised in writing by AudioCodes that the use of the applicable Prospectus may be resumed and (ii) have received copies of a supplemental or amended prospectus, if applicable, or (3) such time as the Holders are eligible to dispose of such Registrable Securities pursuant to an exemption from the registration requirements of the Securities Act.

3.

Assignment of Registration Rights.

The rights to cause AudioCodes to register Registrable Securities pursuant to this Agreement may not be assigned except as hereinafter provided. Such rights may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Registrable Securities with respect to such transferred Registrable Securities, who, (i)  is a stockholder of AT; or (ii) is a family member or trust for the benefit of any individual transferor or assignor (provided that with respect to shares being transferred under paragraphs (i) or (ii) above – such shares are not entitled to be sold under Rule 144 of the Securities Act); provided: (a) AudioCodes is, before such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) AudioCodes receives an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to AudioCodes, to the effect that such transfer does not require registration under the Securities Act; and (c) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation, the representations of Section 4.

4.

Representations, Warranties and Covenants of AT

AT represents and warrants to AudioCodes, as follows:

4.1.

AT has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement. The execution, delivery and performance by AT of this Agreement and other documents to which it is a signatory in connection with the matters referred to herein have been duly authorized by all necessary action, and constitute legal, valid and binding obligations of AT, enforceable against AT in accordance with their respective terms subject to the provisions of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application affecting enforcement of creditors’ rights generally;

4.2.

AT understands that any of the AudioCodes Shares to be issued in accordance with this Agreement are characterized as “restricted securities” under the Untied States federal securities laws inasmuch as they are being acquired from AudioCodes in a transaction not involving a public offering and that under such laws and applicable regulations such shares may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, AT represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.3.

 It is understood that the certificates evidencing the AudioCodes Shares to be issued in accordance with the provisions of the Purchase Agreement, if at all, shall bear the following legends (which legend will be removed upon registration of such shares in accordance herewith):

“These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or evidence satisfactory to AudioCodes that such registration is not required or unless sold pursuant to Rule 144 of such Act”.

4.4.

AT hereby acknowledges and confirms that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks related to the AudioCodes Shares, and that the AudioCodes Shares may increase or decrease in value at any time, for any reason and AT shall have no claim against AudioCodes for any such increase or decrease in value after the Closing Date (with respect to the First Installment) and after the Second Installment Date (with respect to the Second Installment).

4.5.

AT is acquiring the AudioCodes Shares for its own account and not with a view to, or for sale in connection with, directly or indirectly, any distribution thereof that would require registration under the Securities Act or applicable state securities laws or would otherwise violate the Securities Act or such state securities laws.

4.6.

AT is an “accredited investor” as defined in Regulation D under the Securities Act.

4.7.

AT and its attorneys, accountants, investment and financial advisors, if any, have been provided access to such information about AudioCodes as it or its advisors, if any, have requested.

5.

Representations, Warranties and Covenants of AudioCodes

5.1

AudioCodes hereby represents and warrants that it has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement; the execution, delivery and performance by AudioCodes of this Agreement and other documents to which it is a signatory in connection with the matters referred to herein and the consummation of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary corporate action of AudioCodes and constitute legal, valid and binding obligations of AudioCodes, enforceable against AudioCodes in accordance with their respective terms subject to the provisions of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application affecting enforcement of creditors’ rights generally.

5.2.

Reports Under the Exchange Act.  With a view to making available to the Holder the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holders to sell securities of AudioCodes to the public without registration or pursuant to a registration on Form F-3, AudioCodes agrees to:

5.2.1

Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the Shelf;

5.2.2

File with the SEC in a timely manner all reports and other documents required of AudioCodes under the Securities Act and the Exchange Act; and

5.2.3.

Furnish to each Holder, so long as such Holder owns any Registrable Securities, upon request (i) a written statement by AudioCodes that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Shelf), and the Exchange Act (at any time it is subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold by a selling shareholder pursuant to Form F-3 (at any time after it so qualifies), and (ii) a copy of the most recent annual report of AudioCodes and such other reports and documents filed by AudioCodes with the SEC.

6.

Indemnification.

6.1.

AudioCodes will indemnify and hold harmless each Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, including all directors and officers of such person, against any and all losses, claims, damages, or liabilities (joint or several) to which they shall become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by AudioCodes of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and AudioCodes will pay to each such Holder,  controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 6.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of AudioCodes, which consent shall not be unreasonably withheld, nor shall AudioCodes be liable to any such Holder or controlling person for any loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by any such Holder or controlling person or in connection with the use by a Holder of an outdated or defective prospectus after AudioCodes has notified such Holder in writing of the suspension of the use of such prospectus as provided herein

6.2.

Each Holder will indemnify and hold harmless AudioCodes, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls AudioCodes within the meaning of the Securities Act, any other Holder selling securities in such registration statement and any controlling person of any such Holder, severally but not jointly, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in the Registration Statement; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 6.2, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

6.3.

Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with one counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 6 unless the failure to deliver notice is materially prejudicial to its ability to defend such action.

6.4.

If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

6.5.

Notwithstanding the provisions of this Section 6, no Holder shall be required to pay any amount under this Section 6 (whether in indemnification or contribution) in excess of the amount by which the net proceeds of the relevant offering (before deducting expenses) received by such Holder exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6.6.

The obligations of AudioCodes and Holders under this Section 6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement.

6.7.

The foregoing indemnity agreement with respect to any preliminary prospectus, shall not inure to the benefit of any indemnified person if a copy of the prospectus as then amended or supplemented, eliminating or remedying the untrue statement, omission, or other violation, was furnished to the Holder in question, within the time required under the Securities Act.

7.

Term

The right of any Holder to include Registrable Securities in any registration hereunder shall terminate upon the first to occur of (i) with regard to any such Holder, the date when  all the Registrable Securities beneficially owned or subject to Rule 144 aggregation by such Holder may be sold under Rule 144 during any 6-month period; or (ii) one (1) year following the Effective Date.

8.

Effects of Termination

Sections 6 and 10 shall survive termination of this Agreement and shall remain in full force and effect thereafter.

9.

Representations and Warranties.

On the Second Installment Date, AT shall deliver a certificate of a duly authorized officer of AT certifying that the representations and warranties set forth in Section 4 are true and correct in all respects.

10.

Miscellaneous

10.1.

 Except as otherwise specifically stated herein, the General Provisions of Article XII of the Purchase Agreement shall apply to this Agreement.

10.2.

Following the issuance of any AudioCodes Shares hereunder, such AudioCodes Shares may only be transferred pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the requirements of the Securities Act, and in compliance with any applicable state securities laws.  In connection with any transfer of AudioCodes Shares other than pursuant to an effective registration statement, except as otherwise set forth herein, AudioCodes may require the transferor to provide it with an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to AudioCodes, to the effect that such transfer does not require registration under the Securities Act. AudioCodes may assign its rights and/or obligations under this Agreement upon providing AT with written notice to that effect to any successor entity (through merger, sale or all or substantially all of its assets, or any similar transaction).

10.3.

This Agreement, together with the Purchase Agreement,  contains and sets forth the entire agreement and understanding between the parties with respect to the subject matter contained herein, and such supersedes all prior discussions, agreements, representations and understandings in this regard. This Agreement shall not be modified except by an instrument in writing signed by both parties.

10.4.

Neither party shall be in default if failure to perform any obligation hereunder is caused solely by supervening conditions beyond that party's control, including acts of God, war, civil commotion, strikes, labor disputes, and governmental demands or requirements.

10.5.

Any and all notices or other information to be provided by one party to another shall be in writing and shall be deemed sufficiently given when sent by prepaid registered or certified first-class mail, facsimile transmission, or hand delivery at the address first above listed, or any other address designated by a party or Holder to AudioCodes. Notices shall be deemed to have been received five (5) Business Days after mailing if sent by mail, and the following Business Day if sent by facsimile transmission or delivered by hand.

IN WITNESS WHEREOF, the duly authorized representatives of AudioCodes and AT have executed this Agreement as of the date stated below.

/S/ SHABTAI ADLERSBERG _________________ AUDIOCODES LTD.	/S/ S. LAVI _________________ AI TECHNOLOGIES N.V.
By: Shabtai Adlersberg	By: S. Lavi
Title: CEO	Title: Managing Director
Date: May 12, 2004	Date: May 12, 2004

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